UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 1, 2012

(Date of earliest event reported)

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2012, Union First Market Bankshares Corporation (the “Company”) and David J. Fairchild, President of the Company and, from February 1, 2010 to March 31, 2012 Executive Vice President and Chief Banking Officer of Union First Market Bank, the Company’s bank subsidiary, entered into an Amended and Restated Employment, Settlement, Consulting and Noncompetition Agreement (the “Agreement”). The Agreement supersedes and replaces in their entireties Mr. Fairchild’s former employment agreement and his management continuity agreement, both effective as of February 1, 2010. Pursuant to the Agreement, Mr. Fairchild will serve as the President of the Company until September 30, 2013 (the “Employment Term”), unless sooner terminated as provided in the Agreement. After September 30, 2013, Mr. Fairchild has the option to continue serving the Company as an independent consultant for a period of two years beginning on October 1, 2013 and ending September 30, 2015 (the “Consulting Period”). The Agreement sets out the following additional terms:

•	Mr. Fairchild’s base salary is $175,000 per year during the Employment Term.

•

Mr. Fairchild may be entitled to receive an annual cash bonus consistent with the Company’s management incentive plan, or any other approved incentive compensation plan for which employees of the Company may be eligible.

•

Mr. Fairchild will be entitled to participate in and to receive benefits of life insurance, profit sharing, stock option, stock grant, employee stock ownership, or any other plans or benefits and privileges of similarly situated officers of the Company during the Employment Term,

The Agreement also includes standard provisions relating to employment status, non-competition, and confidentiality:

•

Upon termination of the Employment Term, Mr. Fairchild will relinquish his responsibilities as President of the Company and become an independent consultant to the Company. As an independent consultant, Mr. Fairchild will render services to the Company as an independent contractor. During the Consulting Period, Mr. Fairchild will receive, as compensation for the consulting services, $24,312.25 per month. The Company will also provide to Mr. Fairchild during the Consulting Period, family hospitalization, life, health and dental insurance benefits on terms no less favorable than what he would be entitled to under retiree insurance plans of the Company as in effect on the termination date of the Employment Term.

•

Upon termination of the Employment Term, Mr. Fairchild will not: (i) engage in a competitive business anywhere in the Company’s market area; (ii) solicit, or assist any other person in soliciting, any customers or clients of the Company and its affiliates to become customers or clients of any business entity that is not an affiliate of the Company; (iii) induce any customers or clients of the Company or its affiliates to terminate their relationship with such entities; or (iv) contact, solicit, or assist in the solicitation of any employee to terminate his/her employment with the Company or its affiliates.

•

Upon termination of the Employment Term, Mr. Fairchild will not disclose any confidential or proprietary information obtained by him while in the employ of the Company, unless such information has become a matter of public knowledge.

The Agreement also includes certain other provisions relating to termination:

•

Mr. Fairchild’s employment may be terminated at any time without further liability on the part of the Company effective immediately by a two-thirds vote of the Board of Directors of the Company for “cause” (as defined in the Agreement) by written notice to Mr. Fairchild setting forth in reasonable detail the nature of such cause.

•

Mr. Fairchild’s employment may be terminated at any time by the Company other than for “cause” (as defined in the Agreement) effective immediately by written notice to Mr. Fairchild. In this situation, Mr. Fairchild will be entitled to receive any compensation due but not yet paid and certain nonvested benefits may vest immediately to the extent permitted by law and the terms of certain benefit plans. In addition, the consulting provisions of the Agreement will not be applicable. However, Mr. Fairchild will be entitled to receive the same compensation and benefits he would have been entitled to as if he were a consultant as described above.

•

Mr. Fairchild may voluntarily terminate his employment hereunder for “good reason” (as defined in the Agreement”) by written notice to the Board of Directors of the Company effective 30 days after receipt of such notice by the Board of Directors. In the event Mr. Fairchild terminates his employment, he will be entitled to receive any compensation due but not yet paid and certain nonvested benefits may vest immediately to the extent permitted by law and the terms of certain benefit plans. In addition, the consulting provisions of the Agreement will not be applicable. However, Mr. Fairchild will be entitled to receive the same compensation and benefits he would have been entitled to as if he were a consultant as described above.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events

On April 2, 2012 the Company announced that D. Anthony Peay has been named Chief Banking Officer for Union First Market Bank and will continue as Executive Vice President. David J. Fairchild will remain as President of Union First Market Bankshares and remain on its Board focusing on strategic initiatives such as non-banking lines of business and business combinations. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment, Settlement, Consulting and Noncompetition Agreement between Union First Market Bankshares Corporation and David J. Fairchild dated and effective as of April 1, 2012.

99.1	Press release, dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer

Date: April 4, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment, Settlement, Consulting and Noncompetition Agreement between Union First Market Bankshares Corporation and David J. Fairchild dated and effective as of April 1, 2012.

99.1	Press release, dated April 2, 2012.